Exhibit 10.2

SEZZLE INC.

SEZZLE 2021 EQUITY INCENTIVE PLAN
NOTICE OF AWARD
Congratulations. You have been awarded certain restricted stock units (the “Award” or “RSUs”) of Sezzle Inc., a Delaware corporation (the “Company”), issuable from the Company’s 2021 Equity Incentive Plan (as amended and/or restated from time to time, the “Plan”), and subject to the following terms and conditions. Capitalized terms used in this Notice have the meanings set forth in the Plan, unless otherwise defined in this Notice.
Award Terms:

Participant:	Name
Date of Award:	Date, 2025
Total Number of RSUs
Grant Date/Vesting Commencement Date:	Date, 2025
Vesting/Exercise Schedule:
Subject to the terms below, until your Employment status terminates, your RSUs shall vest in accordance with the following schedule:
25% of the Total Number of RSUs shall vest on the 12-month anniversary of the Vesting Commencement Date and 6.25% of the Total Number of RSUs shall vest quarterly thereafter until vested in full, on the 4-year anniversary of the Vesting Commencement Date.
Notwithstanding the above, if your RSUs will be terminated (in whole or in part) in connection with a Covered Transaction, your RSUs will vest in full immediately prior to the consummation of the Covered Transaction, on such terms and conditions as the Administrator shall determine in accordance with the Plan. In such event, the Company will attempt to notify you at least 5 days prior to the termination date.
Notwithstanding the above, if your Employment is terminated without Cause by the Company (or a successor, if appropriate) or you resign your Employment for Good Reason (as defined below) in connection with or following the consummation of a Covered Transaction, then the vesting of your RSUs shall

Exhibit 10.2

accelerate and become fully vested immediately prior to the Termination Date. As used herein, “Good Reason” will mean Participant’s resignation of Employment due to the occurrence of any of the following conditions without Participant’s written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied: (1) a reduction of Participant’s then-current base salary by 20% or more unless such reduction is part of a generalized salary reduction affecting similarly situated employees of the Company; (2) a change in Participant’s position with the Company that materially reduces Participant’s duties, level of authority or responsibility; or (3) the Company conditions Participant’s continued service with the Company on Participant being transferred to a site of employment that would increase Participant’s one-way commute by more than 100 miles from Participant’s then-principal residence. In order for Participant to resign for Good Reason, Participant must provide written notice to the Company of the existence of the Good Reason condition within 60 days of the initial existence of such Good Reason condition. Upon receipt of such notice, the Company will have 30 days during which it may cure and eliminate the Good Reason condition and not be required to provide for the vesting acceleration described herein as a result of such proposed resignation. If the Good Reason condition is not remedied within such 30 day period, Participant may resign based on the Good Reason condition specified in the notice effective no later than 30 days following the expiration of the 30-day cure period. If Participant is a director of the Company but not an employee or consultant of the Company (or a successor, if appropriate) at the time of consummation of the Covered Transaction and Participant is removed from, or is not reelected to, the Board of Directors of the Company (or a successor, as appropriate) in connection with or at the annual meeting next following the consummation of a Covered Transaction, your RSUs will accelerate and become vested to the same extent as if Participant had been terminated without Cause as described above.

[Signature Page Follows]

Exhibit 10.2
By your signature or acceptance of this Award, you acknowledge and agree that this Award is granted under and governed by and subject to the terms and conditions of this Notice, the Plan and the Equity Award Agreement, both of which are attached to and made a part of this Notice.

In addition, you agree and acknowledge that your rights to any RSUs or shares issuable upon settlement of the RSUs vest only as you provide services to the Company over time, that the Award is not as consideration for services you rendered to the Company prior to the Date of Award, and that nothing in this Notice, the Plan or Equity Award Agreement confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without Cause, subject to applicable laws and any employment agreements that may exist between the Company and you.

COMPANY:

SEZZLE INC.

By:

Name: Charles Youakim
Title: Chief Executive Officer

PARTICIPANT:
____________________________________________

(PRINT NAME)

____________________________________________
(Signature)

Exhibit 10.2
SEZZLE INC.

SEZZLE 2021 EQUITY INCENTIVE PLAN
EQUITY AWARD AGREEMENT

1.    Award. Sezzle Inc., a Delaware corporation (the “Company”), hereby grants to the person (“Participant”) named in the attached Notice of Award (the “Notice”), those Ced stock units (“RSUs”) set forth in the Notice, subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan (as amended and/or restated from time to time, the “Plan”), which is incorporated in this Equity Award Agreement (this “Agreement”) by reference. Each RSU represents the right to receive one share of Company common stock (the “Shares”), subject to the terms and conditions set forth in this Agreement and the Plan. Unless otherwise defined in this Agreement or the Notice, the terms used in this Agreement shall have the meanings defined in the Plan.

2.    Settlement of RSUs. The RSUs shall be credited to a separate account maintained for the Participant on the books and records of the Company or a third-party administrator engaged by the Company to establish and maintain such accounts (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company. On each date on which any of the RSUs vest (a “Vesting Date”), the Company shall issue or transfer to you, or cause to be issued or transferred to you, the number of Shares equal to the number of RSUs that vested on such Vesting Date, and shall either (A) deliver, or cause to be delivered, to you a certificate or certificates therefor, registered in your name; or (B) cause such Shares to be credited to your account at a third-party stock plan administrator as may be arranged for by the Company or the Administrator from time to time for purposes of the administration of outstanding Awards under the Plan. You shall be deemed the owner of the Shares at the close of business on the applicable Vesting Date and shall be entitled to any dividend or distribution for which the record date occurs after the close of business on such Vesting Date.

3.    Termination of Employment. Following the date of termination of Participant’s Employment status for any reason (the “Termination Date”), your rights in respect of all of your then unvested RSUs shall terminate and be forfeited, subject to the terms and conditions set forth in the Notice. For the avoidance of doubt and for purposes of this Award only, termination of Employment status and the Termination Date will be deemed to occur as of the date Participant is no longer actively providing services as an Employee, as determined by the Administrator (except to the extent Participant is on a Company-approved leave of absence), and will not be extended by any notice period or “garden leave” that is required contractually or under applicable laws.

4.    Non-Transferability of RSUs. Subject to any exceptions set forth in this Agreement or the Plan, until such time as RSUs are settled in accordance with Section 2, the RSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the RSUs or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the RSUs will be forfeited by the Participant and all of Participant’s rights to such the RSUs shall immediately terminate without any payment or consideration by the Company.

Exhibit 10.2
5.    Effect of Agreement. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the terms of the Award), and hereby accepts and agrees to be bound by the terms as set forth in the Notice, this Agreement and in the Plan. This Agreement is subject to the Plan as approved by the Company's stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to this Award.

6.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, including the RSUs, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan. Participant agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant acknowledges that the laws of the country (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) in which Participant is working at the time of grant or vesting of the RSUs or the issuance of Shares in settlement therefor may subject Participant to additional procedural or regulatory requirements that Participant is and will be solely responsible for and must fulfill.

7.    Electronic Delivery. The Administrator may, in its sole and absolute discretion deliver any documents related to Participant’s current or future participation in the Plan, the RSUs or Shares issued in settlement therefor, any other Company securities or any other Company-related documents, by electronic means. Participant hereby (i) consents to receive such documents by electronic means, (ii) consents to the use of electronic signatures, and (iii) if applicable, agrees to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. If Participant has been provided a copy of this Agreement, the Notice, the Plan, or any other documents relating to this Award in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

8.    No Acquired Rights. In accepting the Award, Participant acknowledges that the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time. The Award is voluntary and occasional and does not create any contractual or other right to receive future grants, other awards or benefits in lieu of awards under the Plan, even if grants have been granted repeatedly in the past, and all decisions with respect to future grants or other awards, if any, will be at the sole discretion of the Administrator. In addition, Participant’s participation in the Plan is voluntary, and the RSUs and the Shares issuable in settlement thereof are extraordinary items that do not constitute regular compensation for services rendered to the Company or any subsidiary or affiliate and are outside the scope of Participant’s employment contract, if any. The RSUs and Shares issuable in settlement thereof are not intended to replace any pension rights or compensation and are not part of normal or expected salary or compensation of Participant for any purpose, including but not limited to calculating severance payments, if any, upon termination of Employment.

Exhibit 10.2

9.    Taxes. The Company’s obligation to issue and deliver any Shares in settlement of any RSUs is conditioned upon the full satisfaction by Participant of all tax and other withholding requirements with respect to the Award. Upon each Vesting Date, the Company will hold back Shares from those Shares issuable as a result of the vesting of any RSUs in an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and the vesting of the subject RSUs on such Vesting Date and legally applicable to Participant and required by law to be withheld (including, any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any affiliate of the Company) unless, contemporaneously with such exercise, Participant tenders previously-owned shares of Stock or additional cash in satisfaction of all of the tax or other withholding requirements applicable on such Vesting Date, if any. Any amounts withheld pursuant to this Section 9 will be treated as though such amounts had been paid directly to Participant. In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to Participant from the Company or any of its affiliates. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the RSUs or the subsequent sale of any Shares; and (b) does not commit to structure the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items.

10.    Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data (as described below) by and among, as applicable, the Company and any subsidiary or affiliate for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan or to realize benefits from the Award.

Participant understands that the Company and any subsidiary or affiliate may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any subsidiary or affiliate, details of all grants or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any subsidiary or affiliate or third party service providers assisting the Company in the implementation, administration and management of the Account and the Plan, and that these recipients may hold the Personal Data for up to seven years after Participant’s participation in the Plan has concluded. The recipients of Personal Data may be located in the United States, Participant’s country, or elsewhere. Participant acknowledges that the recipient’s country may have different data privacy laws and protections than Participant’s country.

Exhibit 10.2
11.    Clawback. By accepting the Award, Participant acknowledges that the Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of the Award or Shares acquired under any Award, and any other amounts received in respect of any Award or Shares acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, upon those terms describe in Section 6(a)(5) of the Plan, and Participant is fully bound by, and subject to all of the terms and conditions of, those agreements and policies described in Section 6(a)(5) of the Plan. Participant agrees to abide by such agreements and policies. To the extent that the Administrator determines that all or any portion of the RSUs or the Shares issued in settlement thereof (or the value of those Shares) must be cancelled, forfeited, repaid, or otherwise recovered by the Company, Participant shall promptly take whatever action is necessary to effectuate such cancellation, forfeiture, repayment, or recovery.

12.    Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

13.    Miscellaneous.

(a)    Governing Law. Subject to Section 11(a) of the Plan, Participant agrees to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.

(b)    Entire Agreement. This Agreement, together with the Notice and Plan, collectively sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(c)    Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

Exhibit 10.2
(d)    Successors and Assigns. Except as otherwise provided in this Agreement or the Plan, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement upon those terms and subject to those conditions set forth in the Plan. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

(e)    Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f)    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement,(ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii)the balance of the Agreement shall be enforceable in accordance with its terms.

(g)    Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h)    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.